EXHIBIT 21

                              LIST OF SUBSIDIARIES
                                       OF
                              STAKE TECHNOLOGY LTD.


              NAME OF COMPANY                  JURISDICTION OF INCORPORATION
              ---------------                  -----------------------------

            Stake Technology Ltd.                     Federal Canada

           1108176 Ontario Limited                        Ontario

                Temisca, Inc.                             Quebec

            558497 Ontario Limited                        Ontario

             1510146 Ontario Inc.                         Ontario

                Stake Tech LP                            Delaware

         3060385 Nova Scotia Company                    Nova Scotia

             Stake Technology LLC                        Delaware

           SunRich Food Group, Inc.                      Minnesota

         Northern Food & Dairy, Inc.                     Minnesota

             Nordic Aseptic, Inc.                        Minnesota

                Sunrich, Inc.                            Minnesota

           Virginia Materials Inc.                       Virginia

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              NAME OF COMPANY                  JURISDICTION OF INCORPORATION
              ---------------                  -----------------------------

     International Materials & Supplies, Inc.            New York

              632100 B.C. Ltd.                       British Columbia

        Drive Organics Corporation                   British Columbia

           Sunrich Valley Inc.                        Federal Canada

       Opta Food Ingredients, Inc.                       Delaware

      Canadian Harvest Process Ltd.                   Federal Canada

     Opta Food Ingredients Canada, Ltd.               Federal Canada